UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 17, 2016

Xenith Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One James Center, 901 E. Cary Street, Suite 1700 Richmond, Virginia		23219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 433-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 17, 2016, Xenith Bank (“Xenith”), a wholly-owned subsidiary of Xenith Bankshares, Inc. (the “Company”), completed the previously-announced sale of certain assets of Gateway Bank Mortgage, Inc., a wholly-owned subsidiary of Xenith (“GBMI”), to Cornerstone Home Lending, Inc. (“CHL”) and the transition of GBMI’s operations, which include originating, closing, funding and selling first lien residential mortgage loans, to CHL (the “Transaction”). At the closing of the Transaction, the Company received proceeds of approximately $87,000.

The Transaction was completed pursuant to the terms and conditions of the definitive asset purchase agreement, dated as of September 16, 2016, by and among Xenith, GBMI and CHL, a copy of which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 19, 2016.

Item 7.01.	Other Events.

On October 17, 2016, the Company issued a press release announcing the completion of the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated balance sheet of the Company as of June 30, 2016 and the unaudited pro forma condensed consolidated statements of income of the Company for the six months ended June 30, 2016 and the years ended December 31, 2015, 2014 and 2013, and notes thereto are attached hereto as Exhibit 99.2 and incorporated herein by reference.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 17, 2016

99.2	Unaudited Pro Forma Condensed Consolidated Balance Sheet of Xenith Bankshares, Inc. as of June 30, 2016 and Unaudited Pro Forma Condensed Consolidated Statements of Income of Xenith Bankshares, Inc. for the six months ended June 30, 2016 and the years ended December 31, 2015, 2014 and 2013, and notes thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENITH BANKSHARES, INC.

Date: October 20, 2016	By:	/s/ Thomas W. Osgood
	Name:	Thomas W. Osgood
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated October 17, 2016

99.2	Unaudited Pro Forma Condensed Consolidated Balance Sheet of Xenith Bankshares, Inc. as of June 30, 2016 and Unaudited Pro Forma Condensed Consolidated Statements of Income of Xenith Bankshares, Inc. for the six months ended June 30, 2016 and the years ended December 31, 2015, 2014 and 2013, and notes thereto

4